UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2013

MILLS MUSIC TRUST

(Exact name of registrant as specified in its charter)

New York	000-02123	13-6183792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O HSBC Bank USA, N/A Corporate Trust Issuer Services 452 Fifth Avenue, New York, New York 10018-2706	10018-2076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 525-1349

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Mills Music Trust (the “Trust”) received an usually low contingent portion payment of $22,384 (or $0.0806 per Trust Unit) for the first quarter of 2013 (the “Q1 Distribution Period”) from EMI Mills Music, Inc., an affiliate of EMI Music Publishing (“EMI”).

The full amount received by the Trust for the Q1 Distribution Period is being held in reserve by the Corporate Trustee to pay administrative Trust expenses in accordance with the Trust’s governing document, the Declaration of Trust, dated December 3, 1964. As a result, the Trust will not make any distributions to the holders (the “Unit Holders”) of Trust Certificates representing interests in the Trust for the Q1 Distribution Period.

EMI has advised the Corporate Trustee that the reason for the low payment is an expense charged by EMI to the Trust in connection with an audit settlement relating to certain Leroy Anderson copyrights. In addition, EMI has informed the Corporate Trustee that EMI expects an additional expense to be charged to the Trust in the second quarter of 2013 in connection with the Leroy Anderson audit settlement.

A quarterly distribution report being provided to Unit Holders in connection with the Q1 Distribution Period is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Quarterly distribution report, dated June 19, 2013, issued by the Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2013		MILLS MUSIC TRUST
(Registrant)

	By:	/s/ Elena Zheng
Elena Zheng
Trust Officer of the Corporate Trustee
HSBC Bank U.S.A, NA

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